UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Deep Well Oil & Gas, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DEEP WELL OIL & GAS, INC.

Suite 700, 10150 – 100 Street
Edmonton, Alberta T5J 0P6, Canada
Telephone: (780) 409-8144
Fax: (780) 409-8146

NOTICE OF GENERAL MEETING OF STOCKHOLDERS

To be held on February 24, 2010

To our Stockholders:

NOTICE IS HEREBY GIVEN THAT A GENERAL MEETING OF THE STOCKHOLDERS (the “General Meeting”) of Deep Well Oil & Gas, Inc. (the “Company”), a Nevada Corporation, is to be held on Wednesday, February 24, 2010 at 2:00 p.m., mountain standard time, at the Westin Hotel, in the Turner Valley Room located at 10135 - 100 street, Edmonton, Alberta, T5J 0N7, Canada, for the following purposes:

1.	To elect eight directors to serve as the Company’s Board of Directors until the next General Meeting of stockholders;

2.
To ratify the appointment of Madsen & Associates, CPA’s Inc. to serve as the Company’s independent registered public accounting firm for the prior fiscal years ended September 30, 2004, 2005, 2006, 2007, 2008 and 2009;

3.	To ratify the appointment of Madsen & Associates, CPA’s Inc. to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2010;

4.	To approve the stock option plan; and

5.	To transact such other business as may properly come before the General Meeting.

Only stockholders of record at the close of business on January 12, 2010, are entitled to notice of, and to vote at, this General Meeting. Details regarding admission to the General Meeting and the business to be conducted are more fully described in the accompanying Proxy Statement.

Your vote is important. Whether or not you plan to attend the General Meeting, we hope you will vote as soon as possible. The Company is requesting that you complete, sign and date the enclosed proxy and return it in the enclosed postage-paid envelope. Voting by written proxy will ensure your representation at the General Meeting regardless of whether you attend in person.

Thank you for your ongoing support of and continued interest in Deep Well Oil & Gas, Inc.

BY ORDER OF THE BOARD OF DIRECTORS

Sincerely,

DEEP WELL OIL & GAS, INC.

/s/ Horst A. Schmid____________________________
Dr. Horst A. Schmid
Chairman of the Board

Edmonton, Alberta, Canada
January 25, 2010

TABLE OF CONTENTS

PROXY STATEMENT

RECORD DATE AND VOTING SECURITIES	4

QUORUM AND VOTING	4

ADMISSION INTO GENERAL MEETING	5

REVOCABILITY OF PROXY	5

ADJOURNMENTS	5

ACTIONS TO BE TAKEN UNDER PROXY	6

RECOMMEDATIONS OF THE BOARD	6

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	6

OWNERSHIP OF COMMON STOCK	6

CORPORATE GOVERNANCE	8

DIRECTOR COMPENSATION	9

PROPOSAL NO. 1 ELECTION OF DIRECTORS	10

RELATED PARTY TRANSACTIONS	12

EXECUTIVE OFFICERS	12

EXECUTIVE COMPENSATION	12

CHANGES IN CONTROL	14

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	14

AUDIT COMMITTEE REPORT	15

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	16

PROPOSAL NO. 2 RATIFICATION OF PRIOR YEARS APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	17

PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL ENDED YEAR SEPTEMBER 30, 2010	18

PROPOSAL NO. 4 APPROVAL OF STOCK OPTION PLAN	19

OTHER INFORMATION	23

QUESTIONS AND ANSWERS	24

APPENDIX A	28

Proxy Statement

The Board of Directors of Deep Well Oil & Gas, Inc. (the “Company”) is soliciting proxies for use at the General Meeting of stockholders to be held on Wednesday, February 24, 2010 at 2:00 p.m. mountain standard time, at the Westin Hotel, Turner Valley Room located at 10135 – 100 street, Edmonton, Alberta, T5J 0N7, Canada, and at any adjournment or postponement of the General Meeting. This proxy statement and the accompanying proxy card will be first mailed to the stockholders on or about January 25, 2010. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the General Meeting. Please read it carefully.

Unless the context indicates another meaning, the terms the “Company,” “we,” “us” and “our” refer to Deep Well Oil & Gas, Inc. a Nevada Corporation and its subsidiaries.

RECORD DATE AND VOTING SECURITIES

The Board of Directors has fixed the close of business on January 12, 2010 as the record date for determining the holders of common stock of the Company entitled to notice of and to vote, either in person or by proxy, at the General Meeting (the “Record Date”). The shares of common stock are the only shares of capital stock entitled to vote at the General Meeting. The Company had 106,774,258 shares of common stock issued and outstanding, as of the Record Date.

QUORUM AND VOTING

Under our Bylaws, a majority of the issued and outstanding shares of our common stock as of the Record Date, present in person or represented by proxy, constitutes a quorum at the General Meeting. If you vote by returning your proxy card, you will be considered part of the quorum. The inspector of election will treat shares represented by a properly executed proxy as present at the meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner submits a proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power for that item and has not received instructions from the beneficial owner.

On all matters submitted to a vote of the stockholders at the General Meeting or any adjournment thereof, each stockholder will be entitled to one vote for each share of common stock owned of record by such stockholder at the close of business on January 12, 2010.

The affirmative vote of a plurality of the votes cast at the General Meeting is required for the election of directors. A properly executed proxy marked “WITHHELD from all nominees” with respect to the election of directors will not be voted with respect to any of the directors, although it will be counted for the purpose of determining whether there is a quorum. A properly executed proxy marked “FOR, except vote withheld from the following Nominee(s)” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purpose of determining whether there is a quorum. Any proxy upon which no instructions have been indicated will be voted FOR election of the director nominees. Abstentions and broker non-votes will have no effect on the election of nominees to the Board of Directors.

The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to ratify the prior years appointments of Madsen & Associates, CPA’s Inc. (“Madsen & Associates”) as our independent registered public accounting firm for the years ended September 30, 2004, 2005, 2006, 2007, 2008 and 2009. Any proxy upon which no instructions have been indicated will be voted FOR the ratification of the prior years appointments of Madsen & Associates as our independent registered public accounting firm and abstentions and broker non-votes will be treated as a vote against the ratification of the prior years appointments of Madsen & Associates.

The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to ratify the appointment of Madsen & Associates to serve as our independent registered public accounting firm for the year ending September 30, 2010. Any proxy upon which no instructions have been indicated will be voted FOR the ratification of Madsen & Associates to serve as our independent registered public accounting firm for the year ending September 30, 2010 and abstentions and broker non-votes will be treated as a vote against the ratification of the appointment of Madsen & Associates.

The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to approve the stock option plan. Any proxy upon which no instructions have been indicated will be voted FOR the approval of the stock option plan and abstentions and broker non-votes will be treated as a vote against the approval of the stock option plan.

The affirmative vote of the holders of a majority of the outstanding shares of common stock, which are present in person or represented by proxy, shall decide all other questions properly brought before the General Meeting.

If any other matters are properly presented at the General Meeting for consideration, the individuals named, as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the date this Proxy Statement went to press, we did not know of any matters, other than the four proposals disclosed in this Proxy Statement, to be presented at the General Meeting.

ADMISSION INTO GENERAL MEETING

You are entitled to attend the General Meeting only if you were a stockholder as of the Record Date or you hold a valid proxy for the General Meeting. Since seating is limited, admission to the meeting will be on a first-come, first served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares as a beneficial owner through a broker, bank, trustee or nominee (i.e., in street name), you must provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to January 12, 2010, a copy of the voting instruction card provided by your broker, bank, trustee or nominee, or other similar evidence of ownership.

If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the General Meeting.

The meeting will begin promptly at 2:00 p.m., Mountain Standard Time. Check-in will begin at 1:00 p.m., Mountain Standard Time, and you should allow ample time for the check-in procedures.

REVOCABILITY OF PROXY

A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or by delivering a new proxy bearing a later date.

Any stockholder giving a proxy has the power to revoke it at any time before the proxy is voted. Proxies may be revoked by (i) filing with the Secretary of the Company written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequently dated proxy relating to the same shares of common stock and (iii) delivering it to the Secretary of the Company before 5:00 p.m. mountain standard time on February 24, 2010, or by attending the General Meeting in person and voting such shares during the General Meeting. Attendance at the General Meeting will not in and of itself constitute revocation of a proxy. Any subsequently dated proxy or written notice revoking a proxy should be sent to the Secretary of the Company, at its principal executive office.

If you revoke your proxy in writing you must indicate the certificate number and the number of shares to which such revocation relates and the aggregate number of shares represented by such certificate(s). The written notification revoking your proxy or a later-dated signed proxy card changing your vote must arrive before the General Meeting takes place in order to be acknowledged and reflected in the vote.

If you are a beneficial owner of the Company’s common stock and you instructed a broker or other nominee to vote your shares, you must follow your broker’s directions for changing those instructions.

If an adjournment occurs, it will have no effect on the ability of stockholders as of the Record Date to exercise their voting rights or to revoke any previously delivered proxies. The Company does not expect to adjourn the General Meeting for a period of time long enough to require the setting of a new Record Date for such meeting.

ADJOURNMENTS

Although it is not expected, the General Meeting of stockholders may be adjourned in the absence of a quorum to reconvene at the same venue or some other place. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, the adjournment is for more than 30 days, or if after the adjournment a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

If a majority in interest of the Company’s stockholders is not present at a meeting duly called and noticed, and such meeting is adjourned to another time, place or both by the stockholders present at such meeting, as further set forth below, so long as notice (including the time and place) of the adjourned meeting is provided in accordance with Section 2.5 of our Bylaws, the quorum for such adjourned meeting shall be 25% of the voting power of the Company’s stockholders (including 25% of the voting power of any class or series if the separate vote by such class or series is required on a matter to be brought before the meeting). When a quorum is present to organize a meeting of stockholders and for purposes of voting on any matter, the quorum for such meeting or matter is not broken by the subsequent withdrawal of any stockholders. In the absence of a quorum, the holders of a majority in voting power of the shares of stock present in person or represented by proxy at any meeting of stockholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Shares of its own stock belonging to the Company or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Company, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Company to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

ACTIONS TO BE TAKEN UNDER PROXY

At our General Meeting of stockholders, you will be asked to consider and vote on the following:

1.	To elect eight directors to serve as the Company’s Board of Directors until the next General Meeting of stockholders;

2.
To ratify the appointment of Madsen & Associates to serve as the Company’s independent registered public accounting firm for the prior fiscal years ended September 30, 2004, 2005, 2006, 2007, 2008 and 2009;

3.	To ratify the appointment of Madsen & Associates to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2010;

4.	To approve the stock option plan; and

5.	To transact such other business as may properly come before the General Meeting.

At present, we know of no other matters to be presented for stockholder action at the General Meeting. If, however, other matters properly come before the General Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on any such matters.

RECOMMEDATIONS OF THE BOARD

Unless a stockholder gives other instructions on the proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendation of the Board of Directors. The Board recommends a vote FOR all of the proposals presented for approval.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of the directors or executive officers of the Company, nor any person who has held such a position since the beginning of the last completed financial year end of the Company, nor any proposed nominee for election as a director of the Company, nor any associate or affiliate of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the General Meeting other than the appointment of the independent registered accounting firm, the election of directors, and as set out herein.

OWNERSHIP OF COMMON STOCK

Security Ownership of Certain Beneficial Owners

As of January 12, 2010, the Company had 106,774,258 shares of common stock outstanding. As of that date, the only persons known by the Company to beneficially own five percent or more of the outstanding shares of common stock of the Company were:

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned (1) (2)	Percent of Class	Nature of Ownership
Malik Youyou (3) Sadovnicheskeya nab 69 Moscow 115035, Russia	Common	75,776,883	52.90%	Direct and Indirect
LB (Swiss) Private Bank Ltd. (4) Boersenstrasse 16 Postfach Zurich CH-8022, Switzerland	Common	10,000,000	8.95%	Direct

(1) Under the rules of the Securities and Exchange Commission, a person or entity, beneficially owns stock of a company if such person or entity directly or indirectly has or shares the power to vote or direct the voting, or the power to dispose or direct the disposition of such stock, whether through any contract, arrangement, understanding, relationship or otherwise. A person or entity is also deemed to be the beneficial owner, of stock if such person or entity has the right to acquire either of such powers at any time within 60 days through the exercise of any option, warrant, right or conversion privilege or pursuant to the power to revoke a trust, a discretionary account or similar arrangement or pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

(2) Based on 106,774,258 of our common shares issued and outstanding January 12, 2010. For calculating the percentage of beneficial ownership separately for each person, his or her options, warrants or both that can be acquired within 60 days are included in both the numerator and the denominator.

(3) Mr. Youyou has served our Company as director from August 20, 2008 to present. As of September 30, 2009, Mr. Youyou beneficially owns 75,776,883 shares of our common stock, 33,146,472 of which are held directly, 6,158,781 of which are held by Westline Enterprises Limited, a corporation 100% owned by Mr. Youyou, and 36,471,630 of which are issuable pursuant to presently exercisable warrants held by Mr. Youyou.  Assuming the issuance of 36,471,630 shares of our common stock, pursuant to the exercise of Mr. Youyou’s presently exercisable warrants, Mr. Youyou would beneficially own 52.9% of our Company’s outstanding common stock. As of the date of this report, Mr. Youyou has not exercised any warrants and without the exercise of Mr. Youyou’s warrants, Mr. Youyou has a 36.8% ownership of our issued and outstanding common stock.

(4) LB (Swiss) Private Bank Ltd.’s ownership is based solely on a private placement entered into with our Company on May 25, 2007. LB (Swiss) Private Bank Ltd. beneficially owns 10,000,000 shares of our common stock. In connection with the May 25, 2007 private placement, LB (Swiss) Private Bank Ltd., as principal, acquired 5,000,000 shares, and warrants to purchase up to 5,000,000 shares of additional common stock of our Company. Assuming the issuance of 5,000,000 shares of our common stock pursuant to the exercise of LB (Swiss) Private Bank Ltd.’s presently exercisable warrants, LB (Swiss) Private Bank Ltd. would beneficially own 8.95% of our Company’s outstanding common stock. As of the date of this report, LB (Swiss) Private Bank Ltd. has not exercised any warrants and without the exercise of LB (Swiss) Private Bank Ltd.’s warrants, they have a 4.68% ownership of our issued and outstanding common stock. In addition to the 10,000,000 beneficial shares owned by LB (Swiss) Private Bank Ltd., an additional 7,115,276 shares are held of record by LB (Swiss) Private Bank Ltd., and it is not known by us whether LB (Swiss) Private Bank Ltd. is the beneficial owner of these additional shares which would increase their beneficial ownership to 15.31% of our Company’s outstanding common stock and if all their warrants were exercised.

Security Ownership of Directors and Management

The following table sets forth the number and percentage of the beneficial ownership of common shares of our Company’s outstanding common stock as of January 12, 2010 held by each director and director nominee, each of the executive officers named in the Summary Compensation Table (the “Named Executive Officer”) and all of our directors and executive officers as a group. Each director and executive officer has sole voting and investment power with respect to the shares beneficially owned by him.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT As of January 12, 2010
Name of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned (1) (2) (11)	Percent of Class	Nature of Ownership
Mr. Malik Youyou	Common	75,776,883	52.90% (3)	Direct and Indirect
Dr. Horst A. Schmid	Common	2,715,000	2.52% (4)	Direct and Indirect
Mr. Cyrus Spaulding	Common	930,300	* (5)	Direct and Indirect
Mr. Curtis James Sparrow	Common	765,000	* (6)	Direct and Indirect
Mr. Donald E. H. Jones	Common	505,000	* (7)	Direct and Indirect
Mr. David Roff	Common	454,886	* (8)	Direct
Mr. Christian Demoyen	Common	383,201	* (9)	Direct
Mr. Donald Hryhor	Common	–	– (10)	–
All Officers and Directors as a Group (8 persons)	Common	81,530,270	55.78%	Indirect
* Less than 1%

(1) Under the rules of the Securities and Exchange Commission, a person or entity, beneficially owns stock of a company if such person or entity directly or indirectly has or shares the power to vote or direct the voting, or the power to dispose or direct the disposition of such stock, whether through any contract, arrangement, understanding, relationship or otherwise. A person or entity is also deemed to be the beneficial owner, of stock if such person or entity has the right to acquire either of such powers at any time within 60 days through the exercise of any option, warrant, right or conversion privilege or pursuant to the power to revoke a trust, a discretionary account or similar arrangement or pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

(2) Based on 106,774,258 of our common shares issued and outstanding on January 12, 2010.

(3) Mr. Youyou beneficially owns 75,776,883 shares of our common stock, 33,146,472 of which are held directly, 6,158,781 of which are held by Westline Enterprises Limited, a corporation 100% owned by Mr. Youyou, and 36,471,630 of which are issuable pursuant to presently exercisable warrants held by Mr. Youyou.  Assuming the issuance of 36,471,630 shares of our common stock, pursuant to the exercise of Mr. Youyou’s presently exercisable warrants, Mr. Youyou would beneficially own 52.9% of our Company’s outstanding common stock. As of the date of this report, Mr. Youyou has not exercised any warrants and without the exercise of Mr. Youyou’s warrants, Mr. Youyou has a 36.8% ownership of our issued and outstanding common stock.

(4) Dr. Schmid’s beneficial ownership consists of Portwest Investment Ltd. owning 1,950,000 shares of our common stock. Portwest Investment Ltd. is 100% owned and controlled by Dr. Schmid. Previously vested options to purchase 765,000 shares of common stock of the Company granted under the Stock Option Plan may not be exercised until the Stock Option Plan has been approved by stockholders.

(5) Mr. Spaulding directly owns 45,300 shares of our Company stock. Mr. Spaulding’s beneficial ownership consists of 250,000 common shares owned by his spouse. Previously vested options to purchase 635,000 share of common stock of the Company granted under the Stock Option Plan may not be exercised until the Stock Option Plan has been approved by stockholders.

(6) Previously vested options to purchase 765,000 shares of common stock of the Company granted under the Stock Option Plan may not be exercised until the Stock Option Plan has been approved by stockholders.

(7) Mr. Jones’ beneficial ownership consists of 130,000 common shares owned by his spouse. Previously vested options to purchase 375,000 shared of common stock of the Company granted under the Stock Option Plan may not be exercised until the Stock Option Plan has been approved by stockholders.

(8) Mr. Roff’s beneficial ownership consists of 79,886 shares of our common stock. Previously vested options to purchase 375,000 shared of common stock of the Company granted under the Stock Option Plan may not be exercised until the Stock Option Plan has been approved by stockholders.

(9) Mr. Demoyen’s beneficial ownership consists of 383,201 shares of our common stock.

(10) Mr. Donald Hryhor was appointed to our Board of Directors as of September 16, 2009.

(11) No shares have been pledged as security by directors, nominees or executive officers.

CORPORATE GOVERNANCE

Director Independence

We have not adopted standards for director independence, but in making a determination on director independence under the standards for independence set forth by the NASDAQ Marketplace rules, we determined that as of September 30, 2009, our Board of Directors consisted of four independent and four non-independent directors. The directors of our Company are as follows:

As at September 30, 2009
Name	Age	Year When Appointed, Elected or Re-Elected as Director
Dr. Horst A. Schmid	76	2004	Non-independent director
Mr. Christian Demoyen	69	2009	Independent director
Mr. Donald Hryhor	53	2009	Independent director
Mr. Donald E. H. Jones	56	2005	Independent director
Mr. David Roff	38	2006	Non-independent director
Mr. Cyrus Spaulding	53	2005	Non-independent director
Mr. Curtis James Sparrow	52	2005	Non-independent director
Mr. Malik Youyou	56	2008	Independent director

Board Meetings, Committees and Annual Meeting Attendance

In the September 30, 2009 fiscal year our Board of Directors had three meetings or written resolutions. Each director of our Company attended 100% of all meetings held by the Board of Directors except one director, Mr. Donald E. H. Jones, who attended 67% of all meetings or resolutions held by the Board of Directors missed just one meeting. We did not have a General Meeting of stockholders during the years ended September 30, 2009 or September 30, 2008.

Our Board’s policy is to encourage all of our directors to attend each General Meeting of stockholders. Such attendance allows for direct interaction between stockholders and members of our Board of Directors.

Nominating Committee

Our Company currently does not have a standing nominating committee, nominating committee charter or policy due to the relatively small size of our Company. Our Board believes that our entire Board of Directors can adequately perform the functions of the committee, including considering potential director nominees, therefore fulfilling the role of a nominating committee.

The Board will consider candidates recommended by stockholders as set out in our Bylaws under section 2.11(b)(c) and (d), see “Stockholder Proposals for the 2010 General Meeting” disclosed in this report.

Audit Committee

We are currently reviewing our audit committee to ensure its director independence and its charter; therefore we do not have an active independent audit committee at this time. Our management along with our independent third party chartered accounting firm, Collins Barrow, performed all work relating to the preparation of the audit of our financial statements for the fiscal year ended September 30, 2009.

We do not have an audit committee financial expert on our Board of Directors. We believe that the cost related to retaining an audit committee financial expert at this time is prohibitive and that, because, of our limited operations the services of an independent audit committee financial expert are not warranted at this time.

Compensation Committee

Our Company currently does not have a standing compensation committee, charter or a committee performing similar functions due to the relatively small size of our Company.

Communicating with the Board

We currently do not have a process for stockholders to send communications to our Board of Directors, however all stockholder communications received by us are forwarded to the Chairman of the Board. Our Board of Directors will address this issue in the future to determine a process for stockholders to communicate directly with the Board of Directors of our Company. We did not have a General Meeting of stockholders during the fiscal years ended September 30, 2009 or September 30, 2008.

DIRECTOR COMPENSATION

On November 28, 2005, our Company adopted a cash compensation plan where each director is paid the amount of $500 for each meeting of the Board of Directors or committee meeting that they attend, or resolution participated in, plus, we reimburse each director for actual expenses incurred in connection with Board meeting attendance. The Chairman of the Board is paid $1,000 for each Board event as described above plus reimbursement for actual expenses incurred in connection with Board meeting attendance.

On November 28, 2005, the Board of Directors of the Company adopted the Deep Well Oil & Gas, Inc. Stock Option Plan. The Stock Option Plan, which if administered by the Board, permits options to acquire shares of our common stock to be granted to directors of our Company. The vesting of such director options will occur only if the holder of the options continues to provide services to us during the immediate annual period preceding the relevant vesting date. The options will terminate at the close of business five years from the date of grant. No option granted under the Stock Option Plan may be exercised until the Stock Option Plan has been approved by the holders of a majority of the voting stock of our Company at a General Meeting of stockholders or by consent resolution of said majority stockholders.

Director Compensation For Fiscal 2009
Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Mr. Christian Demoyen	1,000	–	–	–	–	–	1,000
Mr. Donald Hryhor(3)	–	–	–	–	–	–	–
Mr. Donald E. H. Jones	1,000	–	–	–	–	–	1,000
Mr. David Roff (4)	1,500		5,713				7,213
Mr. Cyrus Spaulding	1,500						1,500
Mr. Malik Youyou	1,500	–	–	–	–	–	1,500

(1) Dr. Horst A. Schmid, our President, Chief Executive Officer and Chairman of the Board, is not included in this table because he is considered part of management of the Company. Mr. Curtis James Sparrow, our Chief Financial Officer, is not included in this table because he is considered part of management of the Company. The compensation for Dr. Schmid and Mr. Sparrow is shown in the Summary Compensation Table under “Executive Compensation”.

(2) No option granted under the Stock Option Plan may be exercised until the Stock Option Plan has been approved and ratified by the holders of a majority of the voting stock of our Company at a stockholders' meeting or by a properly executed consent resolution of said majority stockholders. These estimated valuations include the value of the options back until when each director first became a director.

(3) Mr. Hryhor was appointed to the Board of Directors as of September 16, 2009.

(4) On October 25, 2006, our Company granted Mr. David Roff options to purchase 375,000 shares of our common stock, on becoming a director of our Company, at an exercise price of $0.71 per share, of which 75,000 vested immediately and another 100,000 vested on April 6, 2007, another 100,000 vested on April 6, 2009 and another 100,000 vested on April 6, 2009. Based on the Black-Scholes valuation method Mr. Roff’s estimated amortized value vested in fiscal 2009 was $5,713.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

General

Our Bylaws provide that the total number of Directors constituting the entire Board shall be not less than 3 nor more than 15, with the then-authorized number of Directors being fixed from time to time by the Board. Directors need not be stockholders. Each Director shall hold office until a successor is duly elected and qualified or until the Director’s earlier death, resignation, disqualification or removal. The members of the Board shall serve for one year and until their successors have been elected. Directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares present in person or represented by proxy at the meeting and entitled to vote in the election.

At the General Meeting of stockholders, eight directors are to be elected. The Board of Directors has proposed the nominees listed below for election to serve until the next General Meeting of stockholders, or until their successors are duly elected and qualified. All of the nominees listed below currently serve as directors on our Board of Directors and all of the nominees were recommended for re-election by our Board of Directors.

You are being requested to vote on the director nominees in Proposal No. 1 of this proxy statement.

Unless otherwise specified in the accompanying form of proxy, proxies solicited hereby will be voted for the election of the nominees listed below. Each of the nominees has agreed to serve until the next General Meeting of stockholders. If any of them should become unable to serve as a director, the Board of Directors may designate a substitute nominee. In that case, the proxies will be voted for the substitute nominee or nominees to be designated by the Board of Directors. If no substitute nominees are available, the size of the Board of Directors will be reduced.

None of our directors or executive officers are related to one another.

The following sets forth information, as of January 12, 2010 concerning the eight director nominees:

Name	Age	Director Since	Position/Office Held
Dr. Horst A. Schmid	76	2004	Director and Chairman of the Board, President and Chief Executive Officer
Mr. Christian Demoyen	69	2009	Director
Mr. Donald Hryhor	53	2009	Director
Mr. Donald E. H. Jones	56	2005	Director
Mr. David Roff	38	2006	Director
Mr. Cyrus Spaulding	53	2005	Director
Mr. Curtis James Sparrow	52	2005	Director and Chief Financial Officer, Secretary and Treasurer
Mr. Malik Youyou	56	2008	Director

Business Experience of Nominees

Dr. Horst A. Schmid has served as director and Chairman of the Board since February 6, 2004 to present. Since June 29, 2005 to present he has been the Chief Executive Officer and President of Deep Well. From September 1996 to present, Dr. Schmid has been director, President and Chief Executive Officer of Portwest Investment Ltd., a private firm, located in Edmonton, Alberta, Canada. Prior to that, Dr. Schmid spent 15 years as Cabinet Minister for the Government of Alberta and 10 years as Commissioner General for Trade and Tourism. During that time he was involved in numerous successful overseas negotiations for the Alberta Oil & Gas Industry, achieving major contracts for Alberta Equipment/Production/Service Companies. He is the recipient of many Canadian and International Awards for his accomplishments. Dr. Schmid received an Honorary Law Degree from the University of Alberta.

Mr. Demoyen has been a director since January 8, 2009. Mr. Demoyen has been the Senior Partner of the law firm Demoyen & Associés for more than 20 years. He is also a visiting Professor at the Paris University of Law and the Conservatoire National des Arts et Métiers. He received his Doctor in Law (PhD) degree from the University of Paris.

Mr. Hryhor has been a Director since September 16, 2009. Mr. Hryhor has been President and Chief Executive Officer of Thunder River Energy Inc., a private company and operates privately as President and Chief Executive Officer of both Canadian Wildcat Corporation and Western Crown Corporation. Mr. Hryhor is also a director of Thunder River Energy Inc., Canadian Wildcat Corporation, Tamm Oil & Gas Corp. and Western Crown Corporation.

Mr. Jones has been a director of Deep Well from June 29, 2005 to present. Mr. Jones brings over 30 years of broad oil, natural gas and petrochemical experience to our Company. His experience spans the manufacturing and service sectors, as well as engineering and project management in the EPC environment. He has also worked at a senior management level for companies with both new and established oil and gas properties. At one time, Mr. Jones was Project Manager, including field construction, commissioning, and optimization for a SAGD Pilot Facilities, which laid the groundwork for commercial scale production and processing of heavy oil. A graduate of the University of Calgary, Mr. Jones is a registered Professional Engineer. He has significant domestic and international experience having worked in Canada, Africa, Russia, Kazakhstan, South East Asia and Columbia, where he is currently manager for a Calgary based exploration and development Company.

Mr. Roff has been a director of Deep Well since his reappointment on April 3, 2006. He was the former President and Sole Director of Deep Well from September 10, 2003 until February 6, 2004. Mr. Roff has been the co-president of Brave Consulting, a private consulting and investment corporation, since 2001. Brave Consulting was engaged by Deep Well in July 2005 until March 2009. Prior to that, Mr. Roff was a management consultant for Coopers & Lybrand Consulting where he advised large financial institutions, investment fund complexes and other organizations on technology and internal control strategies. Mr. Roff is an officer and director of Arkson Nutraceuticals and Hudson’s Grill International. Mr. Roff is a Chartered Accountant with a B.A. degree from the University of Western Ontario.

Mr. Sparrow served as director of Deep Well from February 6, 2004 until June 29, 2005. On July 1, 2005, Mr. Sparrow accepted a reappointment back to the Board of Directors. From February 9, 2004 to present Mr. Sparrow has been the Chief Financial Officer, Corporate Secretary and Treasurer of Deep Well. Since before May 1994, Mr. Sparrow has been a self-employed management consultant. Mr. Sparrow has been involved in the oil and gas industry in various capacities for over 30 years. He held directorships and senior officer positions with junior exploration and development companies before becoming a self-employed consultant. He has since participated in the marketing side of the oil and gas industry, and was part of an acquisition team formed to assess and develop a bid for a multi-billion dollar integrated oil company. His experience also includes corporate and project management, international businesses and mining. Mr. Sparrow received his Bachelor of Science Degree in Engineering and Masters Degree in Business Administration from the University of Alberta. Mr. Sparrow is also a registered Professional Engineer.

Mr. Spaulding has served as director of Deep Well since June 29, 2005. Early in his career he joined Husky Oil Operations Ltd. as a reservoir-engineering technologist where he provided data analysis on secondary recovery schemes for heavy oil projects. In the mid 1990’s he joined Colt Engineering Corporation as the lead engineer for the Amoco Primrose Commercial SAGD project. Mr. Spaulding also is presently employed as a project manager for Williams Energy Canada Inc. He is a registered Professional Engineer with over 17 years experience in the oil and gas industry. He has worked on projects in Canada as well as overseas. His experience includes gas plants, hydrocarbon liquids fractionation plants, heavy oil pilot plants and heavy oil commercial plants. He has also worked with a major oil and gas company in Alberta providing forecasting and analysis on heavy oil projects. Mr. Spaulding is a graduate of Lakehead University. Mr. Spaulding served our Company as Chief Operating Officer from September 1, 2005 to September 21, 2007.

Mr. Malik Youyou has been a director of Deep Well from August 20, 2008 to present. Mr. Youyou is an experienced international entrepreneur, investor and director of several companies.

Vote Required

Directors are elected by a plurality of the votes cast. This means that the individuals nominated for election to the Board of Directors as directors who receive the most FOR votes (among votes properly cast in person or by proxy) will be elected. Nominees do not need to receive a majority to be elected directors.

Recommendation of the Board of Directors

The Board of Directors recommends that stockholders vote FOR the election of all the nominees to the Board of Directors as directors.

RELATED PARTY TRANSACTIONS

We have no written polices or procedures to review, approve or ratify transactions with related persons; however our Board of Directors reviews and approves all transactions with related persons.

EXECUTIVE OFFICERS

The executive officers of the Company shall be elected by the Board at its General Meeting or at such other time or times as the Board shall determine.

Each executive officer of the Company shall hold office for the term for which he or she is elected and until such executive officer’s successor is elected and qualifies or until such executive officer’s earlier death, resignation or removal. Any executive officer may resign at any time upon written notice to the Company. Any executive officer may be removed at any time, with or without cause, by the Board. Any vacancy occurring in any office of the Company may be filled by the Board. There are no arrangements or understanding between any executive officer of the Company and any other person pursuant to which any executive officer was selected as an officer of the Company.

The following table and narrative provides certain information concerning the executive officers of the Company as of January 12, 2010:

Name	Age	Position/Office

Dr. Horst A. Schmid	76	Director and Chairman of the Board, President and Chief Executive Officer
Mr. Curtis James Sparrow	53	Director and Chief Financial Officer, Secretary and Treasurer

Dr. Horst A. Schmid has served as director and Chairman of the Board since February 6, 2004. Since June 29, 2005, he has been the Chief Executive Officer and President of Deep Well. From September 1996 to present, Dr. Schmid has been director, President and Chief Executive Officer of Portwest Investment Ltd., a private company, located in Edmonton, Alberta, Canada. Prior to that, Dr. Schmid spent 15 years as Cabinet Minister for the Government of Alberta and 10 years as Commissioner General for Trade and Tourism.

Mr. Sparrow served as director of Deep Well from February 6, 2004 until June 29, 2005. On July 1, 2005, Mr. Sparrow accepted a reappointment back to the Board of Directors. Since February 9, 2004, Mr. Sparrow has been the Chief Financial Officer, Corporate Secretary and Treasurer of Deep Well. Since 1994, Mr. Sparrow has been a self-employed management consultant of Concorde Consulting. Mr. Sparrow received his Bachelor of Science Degree in Engineering and Masters Degree in Business Administration from the University of Alberta. Mr. Sparrow is also a registered Professional Engineer.

EXECUTIVE COMPENSATION

The following table provides information about the compensation earned during the last two fiscal years ended September 30, 2009 and September 30, 2008 by our Named Executive Officers.

Executive Compensation Summary

Name and Principal Position	Fiscal Year	Compensation $	Bonus $	Stock Awards $	Option Awards $ (6) (7)	Non-Equity Incentive Plan Compen-sation $	Non-qualified Deferred Compen-sation Earnings $	All Other Compen-sation $	Total $

Dr. Horst A. Schmid	2009	$139,905(1)(2)	$–	$–	$–	$–	$–	$3,000(3)	$142,905
President and Chief Executive Officer	2008	141,525(1)(2)	–	–	3,730	–	–	6,000(3)	151,255

Mr. Curtis James Sparrow	2009	$167,886(1)(4)	$–	$–	$–	$–	$–	$1,500(5)	$169,386
Chief Financial Officer	2008	169,830(1)(4)	–	–	3,730	–	–	3,000(5)	176,560

(1) All compensation amounts for Mr. Schmid and Mr. Sparrow reflect a conversion rate from Canadian dollars to US dollars equal to CDN$1 = US$0.9327 for the fiscal year 2009 and US$0.9435 for the fiscal year 2008.

(2) Portwest Investments Ltd., a company owned 100% by Dr. Schmid, provided services as Chief Executive Officer and President to our Company and was paid $139,905 for the 2009 fiscal year, $141,525 for the 2008 fiscal year.

(3) Dr. Schmid was paid $3,000 for the fiscal year 2009 and $6,000 for the fiscal year 2008, for director’s fees for his services on the Board of Directors as Chairman of the Board of our Company.

(4) Concorde Consulting, a company owned 100% by Mr. Sparrow, provided services as Chief Financial Officer to our Company and was paid $167,886 for the 2009 fiscal year and $169,830 for the 2008 fiscal year.

(5) Mr. Sparrow was paid $1,500 for the fiscal year 2009 and $3,000 for the fiscal year 2008 for director’s fees for his services on the Board of Directors as director of our Company.

(6) Option awards are calculated in accordance with SFAS 123R on the same basis as used for financial reporting purposes for the fiscal year. Refer to Note 9 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009 for our policy and assumptions made in the valuation of share-based payments. The amounts in these columns do not include estimated forfeitures.

(7) No option granted under the Stock Option Plan may be exercised until the Stock Option Plan has been approved by the holders of a majority of the voting stock of our Company at a stockholders' meeting or by a properly executed consent resolution of said majority stockholders. These estimated valuations include the value of the options back until each executive officer first became a director. No named director or executive officer, or contractor has exercised any of his/its stock options because the Stock Option Plan has not yet been ratified by our Company’s stockholders.

The Board regularly reviews all compensation paid to officers of our Company.

Compensation Arrangements for Executive Officers

Our Company has entered into the following contracts with the following companies for services of certain current officers of our Company:

1.	Portwest Investments Ltd., a company owned 100% by Dr. Schmid for providing services as Chief Executive Officer and President for Cdn $12,500 per month.

2.	Concorde Consulting, a company owned 100% by Mr. Sparrow for providing services as Chief Financial Officer for Cdn $15,000 per month.

Outstanding Equity Awards at September 30, 2009
	Options Awards (1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Dr. Horst A. Schmid (2)	765,000	–	–	$0.71	11/28/2010	–	–	–	–
Mr. Curtis James Sparrow (3)	765,000	–	–	$0.71	11/28/2010	–	–	–	–

(1) No option granted under the Stock Option Plan may be exercised until the Stock Option Plan has been approved by the holders of a majority of the voting stock of our Company at a stockholders' meeting or by a properly executed consent resolution of said majority stockholders. As of the date of this report, neither Dr. Schmid nor Mr. Sparrow has exercised his or its stock options.

(2) Portwest Investments Ltd., a company owned 100% by Dr. Schmid, was granted options to purchase 390,000 shares of common stock for providing consulting services as President and Chief Executive Officer of our Company, and as of July 1, 2008 all of Portwest Investment Ltd’s options to purchase common stock of our Company are fully vested. Previously vested options to purchase 375,000 shares of common stock of the Company granted under the Stock Option Plan to Dr. Schmid on becoming a director are fully vested.

(3) Concorde Consulting, a company owned 100% by Mr. Sparrow, was granted options to purchase 390,000 shares of common stock for providing consulting services as Chief Financial Officer of our Company, and as of July 1, 2008, all of Concorde Consulting’s options to purchase common stock of our Company are fully vested. Previously vested options to purchase 375,000 shares of common stock of the Company granted under the Stock Option Plan to Mr. Sparrow on becoming a director are fully vested.

CHANGES IN CONTROL

Except as described below, Deep Well is not aware of any arrangement that may result in a change in control of Deep Well or its subsidiary companies.

As of April 30, 2009, and based solely on Mr. Youyou’s filed Form 4s and Amended Schedule 13Ds, Mr. Youyou, a director of our Company, beneficially owns 75,776,883 shares of common stock and warrants for common stock of our Company of which 33,146,472 shares were directly acquired by Mr. Youyou through open market transactions and pursuant to three subscription agreements dated June 22, 2007, August 14, 2008 and October 31, 2008 for a total aggregate price of $15,000,000 for all three private placement transactions. Pursuant to these three private placements Mr. Youyou also received warrants to acquire 36,471,630 shares of our common stock. In addition, Mr. Youyou indirectly owns 6,158,781 shares of our common stock through Westline Enterprises Limited, a company of which Mr. Youyou is the sole stockholder. As of the date of this report on Form 10-K, Mr. Youyou has 36.8 percent of the issued and outstanding common stock of our Company. If Mr. Youyou were to exercise all of his warrants to acquire an additional 36,471,630 shares of our common stock, and if nobody else exercised their warrants, Mr. Youyou would have 52.9 percent of our issued and outstanding common stock. As of the date of this report Mr. Youyou has not exercised any of his warrants. Mr. Youyou became a director of our Company on August 20, 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Company’s officers, directors and persons who beneficially own more than 10% of a registered class of our Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission, and to furnish to our Company copies of such reports. Based solely on the review of copies of the forms received by our Company during the September 30, 2009 fiscal year as required under Section 16(a)(2) of the Exchange Act, we believe there were no late or inaccurate filings for transactions occurring fiscal 2009, except the following: Mr. Youyou a director and a 10% or more beneficial owner of our Company, filed three Form 4s late; Mr. Christian Demoyen a director of our Company, filed one Form 3 and one Form 4 late.

AUDIT COMMITTEE REPORT

The entire Board of Directors acted as our Audit Committee for the prior fiscal years ended September 30, 2004, 2005, 2006, 2007, 2008 and the current fiscal year ended September 30, 2009. The following report of the Board of Directors shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates the reference in any such document. As of September 30, 2009 half of our Board of Directors are independent directors under the standards for independence set forth by the NASDAQ Marketplace rules. We do not have an independent Audit Committee financial expert on our Board of Directors. We believe that the cost related to retaining an independent Audit Committee financial expert at this time is prohibitive and that, because of our limited operations, the services of an independent Audit Committee financial expert are not warranted at this time.

The Board of Directors acting as our Audit Committee reviews the Company's financial reporting process. In addition, the Board of Directors acting as our Audit Committee has the authority to engage public accountants to audit our annual financial statements and to determine the scope of the audit to be undertaken by such accountants.

Management has the primary responsibility for the financial statements and the reporting process to the Securities and Exchange Commission. Management along with our independent third party, Public Company Accounting Oversight Board (“PCAOB”) registered, chartered accounting firm, Collins Barrow, performed all work relating to the preparation of the audit of our financial statements fiscal 2009 and prior fiscal years ended September 30, 2004, 2005, 2006, 2007 and 2008. The Company's independent registered public accounting firm, Madsen and Associates, CPA’s Inc. (“Madsen and Associates”), is responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. Madsen and Associates report directly to management and management reports directly to the Board of Directors. The Board of Directors reviewed and discussed with management the Company's audited financial statements as of and for the prior fiscal years ended September 30, 2004, 2005, 2006, 2007, 2008 and the current fiscal year ended September 30, 2009.

Management has discussed with Madsen and Associates the matters required to be discussed by Statement on Auditing Standards No. 61 as amended, as adopted by PCAOB in Rule 3200T.

The Board of Directors has received and reviewed the written disclosures and the letter to management from Madsen and Associates required by the applicable requirements of the PCAOB regarding Madsen and Associates communications, with management, concerning independence and has discussed with Madsen and Associates its independence. Management has discussed with the Board of Directors and has considered whether the provision of services by Madsen and Associates not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company's quarterly reports on Form 10-Q or annual reports on Forms 10-K, are compatible with maintaining Madsen and Associates independence.

Based on the reviews and discussions referred to above, the Board of Directors acting as the Audit Committee determined that the audited financial statements referred to above should be included in the Annual Report on Form 10-K accompanying this proxy statement for the fiscal year ended September 30, 2009 and the prior fiscal years ended September 30, 2004, 2005, 2006, 2007 and 2008 also be accepted and included in annual reports on Form 10-K previously filed.

By the Board of Directors acting as our Audit Committee.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS’ FEES

In the fiscal years ended September 30, 2009 and September 30, 2008, we paid, Collins Barrow, an independent third party, PCAOB registered, chartered accounting firm fees of Cdn $26,300 and Cdn $44,000, respectively, relating to the preparation of the annual consolidated financial statements which were audited by Madsen & Associates.

The following table is a summary of the fees billed to us by Madsen & Associates for professional services for the fiscal years ended September 30, 2009 and September 30, 2008:

Fee Category	Fiscal 2009 Fees	Fiscal 2008 Fees

Audit Fees	$10,950	$9,950
Audit Related Fees	5,550	2,850
Tax Fees	–	–
All Other Fees	–	–
Total Fees	$16,500	$12,800

Audit Fees

Our Board of Directors appointed Madsen & Associates as independent registered public accounting firm to audit our consolidated financial statements for the fiscal years ending September 30, 2009 and September 30, 2008. The aggregate fees billed by Madsen & Associates for the audit of our annual consolidated financial statements for the years ended September 30, 2009 and September 30, 2008 was $10,950 and $9,950, respectively.

Audit Related Fees

For the fiscal years ended September 30, 2009 and September 30, 2008, audit related fees billed by Madsen & Associates were for the review of the quarterly financial statements.

Audit Committee Pre-Approval Policies and Procedures

The audit and audit related services and permitted non-audit services were pre-approved by the Board.

Our Board of Directors pre-approves all services provided by Madsen & Associates and has considered the nature and amount of the fees billed by Madsen & Associates, and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining the independence of Madsen & Associates.

PROPOSAL NO. 2
RATIFICATION THE APPOINTMENT OF MADSEN & ASSOCIATES
TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
THE FISCAL YEARS ENDING SEPTEMBER 30, 2004, 2005, 2006, 2007, 2008 AND 2009

General

Our Board of Directors, acting as our Audit Committee, has acknowledged and approved the financial statements audited by Madsen & Associates, as the Company’s independent registered public accounting firm, for the prior years ended September 30, 2004, 2005, 2006, 2007, 2008 and 2009. We are asking the stockholders to ratify the prior years appointments of Madsen & Associates as our independent registered public accounting firm for the prior years ended September 30, 2004, 2005, 2006, 2007, 2008 and 2009.

The Board of Directors has approved all services provided by Madsen & Associates.

Vote Required

To be approved by the stockholders, this proposal must receive the affirmative FOR vote of a majority of the votes cast on this proposal at the General Meeting.

Recommendation of the Board of Directors

The Board of Directors recommends that stockholders vote FOR this proposal to ratify the prior years appointments of Madsen & Associates, CPA’s Inc. as our independent registered public accounting firm for the prior years ended September 30, 2004, 2005, 2006, 2007, 2008 and 2009.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
THE FISCAL YEAR ENDING SEPTEMBER 30, 2010

General

Our Board of Directors, acting as our Audit Committee, has appointed Madsen & Associates to be our an independent registered public accounting firm, to audit our financial statements for the year ending September 30, 2010. We are asking the stockholders to ratify the appointment of Madsen & Associates to serve as our independent registered public accounting firm for the year ending September 30, 2010.

In the event stockholders fail to ratify the appointment, the Board of Directors, acting as our Audit Committee, may reconsider this appointment. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board of Directors determines that such a change would be in our and our stockholders’ best interests.

The Board of Directors has approved all services provided by Madsen & Associates.

Vote Required

To be approved by the stockholders, this proposal must receive the affirmative FOR vote of a majority of the votes cast on this proposal at the General Meeting.

Recommendation of the Board of Directors

The Board of Directors recommends that stockholders vote FOR this proposal to ratify the appointment of Madsen & Associates as our independent registered public accounting firm for the year ending September 30, 2010.

PROPOSAL NO. 4
APPROVAL OF THE STOCK OPTION PLAN

Reasons for Approval

On November 28, 2005, the Board of Directors adopted, subject to stockholder approval, the Deep Well Oil & Gas, Inc. Stock Option Plan (the “Stock Option Plan”). The purpose of the Stock Option Plan is to advance the interests of the Company by providing an incentive to attract new and retain existing directors, officers, employees and consultants.

The following is a summary of the material terms of the Stock Option Plan and is qualified in its entirety by reference to the Stock Option Plan. A copy of the Stock Option Plan is attached as Appendix A to this proxy statement.

Administration

The Board of Directors will administer the Stock Option Plan and will have full power and authority to determine when and to whom awards will be granted, and the amount, form of payment and other terms and conditions of each award, consistent with the provisions of the Stock Option Plan.  Subject to the provisions of the Stock Option Plan, the Board of Directors may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Board of Directors has authority to interpret the Stock Option Plan and establish rules and regulations for the administration of the Stock Option Plan.

Eligible Participants

Any director, officer, employee or consultant providing services to us or any of our affiliates, who is selected by the Board of Directors or its delegate, is eligible to receive an award under the Stock Option Plan. As of January 12, 2010, approximately 12 directors, officers, employees and consultants were eligible as a class to be selected by the Board of Directors to receive awards under the Stock Option Plan.

Shares Available For Awards

The maximum number of shares of our common stock that may be issued under all stock-based awards made under the Stock Option Plan will be no more than 10% of the Company’s issued and outstanding shares of common stock. The aggregate number of shares of our common stock with respect to which options may be vested to any one person (together with their associates) under this Stock Option Plan, together with all other incentive plans of the Company in any one year (i) shall not be more than 500,000 common shares, and (ii) in total shall not exceed 2% of the total number of shares of common stock outstanding.

The Board of Directors will adjust the number of shares and share limits described above in the case of a stock dividend or split, recapitalization, merger, arrangement, consolidation, combination or exchange of shares, or other similar corporate change, or in the event of any issue of rights pursuant to a stockholder rights plan or similar plan that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the Stock Option Plan.

Accounting for Awards

With respect to stock options, the number of shares available for awards will be reduced by one share for each share covered by such award or to which the award relates.

If any shares covered by an award or to which an award relates are forfeited, then the number of shares counted pursuant to the Stock Option Plan against the aggregate number of shares available under the Stock Option Plan with respect to such award, to the extent of any such forfeiture, will again be available for grants under the Stock Option Plan.

Types of Awards and Terms and Conditions

The Stock Option Plan permits the granting of stock options.  The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Board of Directors. The exercise price per share under any stock option may not be less than the fair market value of our common stock on the date of grant of such option except to satisfy legal requirements of foreign jurisdictions or if the award is in substitution for an award previously granted by an entity acquired by us. Determinations of fair market value under the Stock Option Plan will be made in accordance with methods and procedures established by the Board of Directors.  The option exercise price may be payable either in cash or, at the discretion of the Board of Directors, in other securities or other property having a fair market value on the exercise date equal to the exercise price.  The term of awards may not be longer than five years from the date of grant.

Duration, Termination and Amendment

Unless discontinued or terminated by the Board of Directors, the Stock Option Plan will expire on October 31, 2015. No awards may be made after that date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the Stock Option Plan prior to expiration may extend beyond the expiration of the Stock Option Plan through the award’s normal expiration date.

The Board of Directors may amend, alter, suspend, discontinue or terminate the Stock Option Plan at any time, although shareholder approval must be obtained for any amendment to the Stock Option Plan that would reduce the exercise price of previously granted options. Shareholder approval is also required for any action that requires shareholder approval under the rules and regulations of the SEC or any other securities exchange that are applicable to us.

Transferability of Awards

Awards under the Stock Option Plan may be transferred by will or by the laws of descent and distribution and, under such circumstances as the Board of Directors approves in any award agreement, to members of a participant’s family.

Federal Income Tax Consequences

Grant of Options.  The grant of a stock option is not expected to result in any taxable income for the recipient.

Exercise of Options.  Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we will generally be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction.

Disposition of Shares Acquired Upon Exercise of Options.  The tax consequence upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

Income Tax Deduction.  Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as expected, stock options paid under the Stock Option Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, we will generally be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the Stock Option Plan.

Application of Section 16.  Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received through the exercise of a stock option may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Application of Section 409A of the Code.  The Board of Directors will administer and interpret the Stock Option Plan and all award agreements in a manner consistent with the intent to satisfy the requirements of Section 409A of the Code to avoid any adverse tax results thereunder to a holder of an award. If any provision of the Stock Option Plan or any award agreement would result in such adverse consequences, the Board of Directors may amend that provision or take other necessary action to avoid any adverse tax results and no such action will be deemed to impair or otherwise adversely affect the rights of any holder of an award under the Stock Option Plan.

Delivery of Shares for Tax Obligation.  Under the Stock Option Plan, the Board of Directors may permit participants receiving or exercising awards, subject to the discretion of the Board of Directors and upon such terms and conditions as it may impose, to deliver shares of our common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to us to satisfy federal and state tax obligations.

Section 409A of the Internal Revenue Code. The Board of Directors will administer and interpret the Stock Option Plan and all award agreements in a manner consistent with the intent to satisfy the requirements of Section 409A of the Internal Revenue Code to avoid any adverse tax results thereunder to a holder of an award. If any provision of the Stock Option Plan or any award agreement would result in such adverse consequences, the Board of Directors may amend that provision or take other necessary action to avoid any adverse tax results and no such action will be deemed to impair or otherwise adversely affect the rights of any holder of an award under the Stock Option Plan.

New Plan Benefits

On November 28, 2005, the Company granted its directors, Donald E. H. Jones and Cyrus Spaulding, options to purchase 375,000 shares each of common stock at an exercise price of $0.71 per share, 75,000 vesting immediately and the remaining vesting one-third on June 29, 2006, one-third on June 29, 2007, and one-third on June 29, 2008, with a five-year life.

On November 28, 2005, the Company granted its directors, Horst A. Schmid and Curtis James Sparrow, options to purchase 375,000 shares each of common stock at an exercise price of $0.71 per share, 175,000 vesting immediately and the remaining vesting one-half on February 6, 2006, and one-half on February 6, 2007, with a five-year life.

On November 28, 2005, the Company granted a director of a subsidiary of the Company, Moses Ling, options to purchase 187,500 shares each of common stock at an exercise price of $0.71 per share, 37,500 vesting immediately and the remaining vesting one-third on June 6, 2006, one-third on June 6, 2007, and one-third on June 6, 2008, with a five-year life.

On November 28, 2005, the Company granted Trebax Projects Ltd., a corporation providing consulting services to the Company or its subsidiary and wholly owned by a director, options to purchase 390,000 shares of common stock at an exercise price of $0.71 per share, vesting one-third on September 1, 2006, one-third on September 1, 2007, and one-third on September 1, 2008, with a five-year life. On September 21, 2007, 130,000 of the remaining non-vested stock options were terminated as Cyrus Spaulding resigned as the Chief Operating Officer of the Company.

On November 28, 2005, the Company granted Portwest Investments Ltd., a corporation providing consulting services to the Company or its subsidiary and wholly owned by a director, options to purchase 390,000 shares of common stock at an exercise price of $0.71 per share, vesting one-third on July 1, 2006, one-third on July 1, 2007 and one-third on July 1, 2008, with a five-year life.

On November 28, 2005, the Company granted Concorde Consulting, a corporation providing consulting services to the Company or its subsidiary and wholly owned by a director, options to purchase 390,000 shares of common stock at an exercise price of $0.71 per share, vesting one-third on July 1, 2006, one-third on July 1, 2007, and one-third on July 1, 2008, with a five-year life.

On October 25, 2006, the Company granted its director David Roff options to purchase 375,000 shares of common stock at an exercise price of $0.71 per share, 75,000 vesting immediately and the remaining one-third on April 6, 2007, one-third on April 6, 2008, and one-third on April 6, 2009 with a five-year life.

On September 20, 2007, the Company granted R.N. Dell Energy Ltd., a corporation providing consulting services to the Company or its subsidiary, options to purchase 240,000 shares of common stock at an exercise price of $0.47 per share, vesting at a rate of 20,000 per month commencing October 31, 2007, with a five-year life.

On September 20, 2007, the Company granted one of its employees, Maureen Griffiths, options to purchase 36,000 shares of common stock at an exercise price of $0.47 per share, 8,000 vesting immediately and the remainder vesting at a rate of 2,000 per month commencing September 30, 2007, with a five-year life.

In addition, the Board of Directors in its sole discretion will determine the number and types of awards that will be granted under the Stock Option Plan. Thus, it is not possible to determine the benefits that will be received by eligible participants if the Stock Option Plan is approved by our stockholders. The closing price of a share of our common stock, as reported on the Pink Sheets on January 14, 2010, was $0.13.

Equity Compensation Plan Information

The following table summarizes information regarding our equity compensation plans in effect as of January 12, 2010:

Equity Compensation Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	3,378,500	$0.69	7,298,926*

Equity compensation plans not approved by security holders	–	–	–

Total	3,378,500	$0.69	7,298,926*

* Assuming the Stock Option Plan is approved by stockholders at the General Meeting of Stockholders. Based on 106,774,258 issued and outstanding shares as at January 12, 2010. The maximum number of common shares that may be reserved for issuance under the Stock Option Plan may not exceed 10% of our Company’s issued and outstanding common shares.

Vote Required

To be approved by the stockholders, this proposal must receive the affirmative FOR vote of a majority of the votes cast on this proposal at the General Meeting

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR approval of the Stock Option Plan.

OTHER INFORMATION

Mailing Address

The mailing address of our principal executive office is, Suite 700, 10150 – 100 Street, Edmonton, Alberta T5J 0P6, Canada.

Stockholder Proposals for the General Meeting for Fiscal Year September 30, 2010

In accordance with rules of the SEC, all proposals of stockholders that are requested to be included in the Company’s Proxy Statement for the General Meeting of Stockholders for fiscal year 2010 must be received by the Company no earlier than October 27, 2010, 120 days before the one-year anniversary of the mailing date. In accordance with our Bylaws, any other stockholder proposals to be presented at the General Meeting of Stockholders for fiscal year 2010 must be given in writing to the Company and received at our principal executive office, located at Suite 700, 10150 – 100 Street, Edmonton, Alberta, T5J 0P6, no earlier than the close of business on October 27, 2010, nor later than November 26, 2010, not less than 90 days prior to the one-year anniversary of the mailing date. The proposal must contain specific information required by our bylaws. Copies of the bylaws are available by writing to the Company at the mailing address above.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on February 24, 2010

The proxy statement and annual report on Form 10-K to security holders are available at www.deepwelloil.com.

Proxy Solicitation

The Company will bear the cost of solicitation of proxies. Proxies may be solicited by mail or personally by our directors, officers or regular employees, none of whom will receive additional compensation. We have also retained Manhattan Transfer Registrar Company to assist in the solicitation of proxies at an estimated cost of $6,000 plus reasonable expenses. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares of common stock, held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses they incur in connection with forwarding the solicitation material.

No Director has informed the Company of his opposition to any matter to be acted upon.

QUESTIONS AND ANSWERS ABOUT THE
GENERAL MEETING OF DEEP WELL OIL & GAS, INC.

Who is soliciting my vote?
Our Board of Directors is soliciting your vote at the General Meeting of stockholders.

Who may vote?
The Board of Directors set January 12, 2010 as the Record Date for the General Meeting of stockholders. You may vote and attend the General Meeting of stockholders if you owned Deep Well Oil and Gas, Inc. common stock at the close of business on January 12, 2010.

What is the purpose of the General Meeting of Stockholders?
You will be voting on four proposals:
•	The election of eight nominees to serve as directors; and
•
The ratification of the prior fiscal years, 2004, 2005, 2006, 2007, 2008 and 2009, appointments of Madsen & Associates, CPA’s Inc. to serve as the Company’s independent registered public accounting firm.

•	To ratify the appointment of Madsen & Associates, CPA’s Inc. as our independent registered public accounting firm for the fiscal year ending September 30, 2010; and
•	The ratification of the stock option plan.

What is the Board of Directors’ recommendations?
The Board of Directors recommends a vote:
•	FOR the election of the eight nominees for director of our Company.
•
FOR the approval of the ratification of the prior years appointments of Madsen & Associates, CPA’s Inc. to serve as the Company’s independent registered public accounting firm for the fiscal years ending September 30, 2004, 2005, 2006, 2007, 2008 and 2009.

•	FOR the approval of the ratification of the appointment of Madsen & Associates, CPA’s Inc. as our independent registered public accounting firm for the fiscal year ending September 30, 2010.
•	FOR the approval of the stock option plan.

How many votes do I have?
You will have one vote for each share of common stock you owned as the close of business on the Record Date, provided those shares are either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

Is cumulative voting permitted for the election of directors?
No. You may not cumulate your votes for the election of directors.

What is the difference between a stockholder of record and a beneficial owner of the Company’s common stock?
Most of our stockholders hold their shares through a stockbroker, bank or other nominee, rather than directly in their own name. As summarized below, there are some distinctions between shares held as a stockholder of record and those beneficially owned.

Stockholders of Record
If your shares of the Company’s common stock are registered directly in your name with our transfer agent, Manhatten Transfer Registrar Company, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by our Company. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the General Meeting. We have enclosed a proxy card with this proxy statement for you to use.

Beneficial Owners
If your shares of the Company’s common stock are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name”, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the General Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the General Meeting. Your broker or nominee has enclosed a voting instruction card with this proxy statement for you to use in directing the broker or nominee how to vote your shares.

How do I vote?
Your vote is important. You may vote by marking, signing and dating the enclosed proxy card and returning it in the provided prepaid envelope to our transfer agent, Manhatten Transfer Registrar Company, 57 Eastwood Road, Miller Place, NY 11764, U.S.A. Unsigned proxy cards will not be voted at all. If you are a stockholder of record (that is, if you are registered on the books of our transfer agent), you may also vote in person by attending the General Meeting.

What does it mean if I get more than one proxy card?
It means your shares are registered differently or are in more than one account. Vote all proxy cards you receive.

Can I change or revoke my vote after I return my proxy card?
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before your shares are voted at the General Meeting by:

•	sending us a proxy card dated later than your last vote; or
•	notifying the Corporate Secretary of Deep Well Oil & Gas, Inc. in writing; or
•	voting in person at the General Meeting.

If you revoke your proxy in writing you must indicate the certificate number and the number of shares to which such revocation relates and the aggregate number of shares represented by such certificate(s). The written notification revoking your proxy or a later-dated signed proxy card changing your vote must arrive before the annual meeting takes place in order to be acknowledged and reflected in the vote.

If you are a beneficial owner of the Company’s common stock and you instructed a broker or other nominee to vote your shares, you must follow your broker’s directions for changing those instructions.

Who can attend the General Meeting?
All stockholders as of the Record Date, or their duly appointed proxies, may attend.

What do I need to bring to the Annual Meeting and when should I arrive?
In order to be admitted to the General Meeting, a stockholder must present proof of ownership of our common stock on the Record Date. If your shares are held in the name of a bank, broker or other holder of record, a brokerage statement or letter from a bank or broker is an example of proof of ownership. Any holder of a proxy from a stockholder must present the proxy card, properly executed, to be admitted. Stockholders and Proxy holders must also present a form of photo identification such as a driver’s license or passport.

How many votes can be cast by all stockholders?
Each share of our common stock is entitled to one vote. There is no cumulative voting. We had 106,774,258 shares of common stock outstanding and entitled to vote on the Record Date?

How many votes must be present to hold the General Meeting?
Under our by-laws, a majority of the outstanding shares of our common stock as of the Record Date must be present in person or represented by proxy, constitutes a quorum. If you vote by returning your proxy card, you will be considered part of the quorum. The inspector of election will treat shares represented by a properly executed proxy as present at the meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner submits a proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power for that item and has not received instructions from the beneficial owner.

What are the voting requirements with respect to each of the proposals?
Proposal No. 1 – Election of Directors. Directors are elected by a plurality of the votes cast. This means that the individuals nominated for election to the Board of Directors who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. Nominees do not need to receive a majority to be elected. If you withhold authority to vote with respect to the election of some or all of the nominees, your shares will not be voted with respect to those nominees indicated. Your shares will be counted for purposes of determining whether there is a quorum, but it will have no effect on the election of those nominees.

Proposal No. 2 – The ratification of appointments of Madsen & Associates to serve as the Company’s independent registered public accounting firm for the fiscal years ended September 30, 2004, 2005, 2006, 2007, 2008 and 2009. To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of a majority of the votes cast on this proposal at the General Meeting.

Proposal No. 3 – The ratification of the appointment of Madsen & Associates as our independent registered public accounting firm for the fiscal year ending September 30, 2010. To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of a majority of the votes cast on this proposal at the General Meeting.

Proposal No. 4 – The approval of the Stock Option Plan. To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of a majority of the votes cast on this proposal at the General Meeting.

How can I obtain a copy of our most current financial statements?
A copy of our financial statements for the fiscal year ended on September 30, 2009 included in our Annual Report on Form 10-K is being mailed with this proxy statement to each stockholder of record. Stockholders not receiving a copy of the financial statements for the fiscal year ended September 30, 2009 may obtain one without charge by contacting Deep Well Oil & Gas, Inc. at 780-409-8144 or you may download a copy of our current financial statements from our website at www.deepwelloil.com.

WHO CAN HELP ANSWER YOUR QUESTIONS

If you have any questions about any of the proposals to be presented at the General Meeting or how to submit your proxy card, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact our Corporate Secretary, Mr. Curtis Sparrow:

Deep Well Oil & Gas, Inc.
Suite 700, 10150 – 100 Street
Edmonton, Alberta  T5J 0P6
www.deepwelloil.com
email: info@deepwelloil.com
Telephone: 780-409-8144
Attention: Mr. Curtis Sparrow

DEEP WELL OIL & GAS, INC.
General Meeting of Stockholders
PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement of Deep Well Oil & Gas, Inc. in connection with our General Meeting of Stockholders to be held on February 24, 2010. The undersigned also hereby cast(s), as indicated below, all of the votes to which entitled as stockholder(s) at the close of business on January 12, 2010, or the undersigned hereby appoints Dr. Horst A. Schmid and Mr. Curtis Sparrow, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote all the shares of Deep Well Oil & Gas, Inc. common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the General Meeting of stockholders of the Company to be held February 24, 2010 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

The Board of Directors recommends a vote FOR items 1, 2, 3 and 4.

1.	ELECTION OF EIGHT DIRECTORS.
Nominees for term ending upon the next General Meeting of Stockholders:

Dr. Horst A. Schmid	Mr. Christian Demoyen
Mr. Donald Hryhor	Mr. Donald E. H. Jones
Mr. David Roff	Mr. Curtis James Sparrow
Mr. Cyrus Spaulding	Mr. Malik Youyou

(Mark only one box)
☐           FOR all nominees listed above.
☐           FOR, except vote withheld from the following Nominee(s): or

☐           WITHHELD from all nominees.

2.	RATIFICATION OF APPOINTMENTS OF MADSEN ASSOCIATES, CPA’S INC. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTNG FIRM FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2004, 2005, 2006, 2007, 2008 AND 2009.

(Mark only one box)                                      FOR ☐                   AGAINST ☐                              ABSTAIN ☐

3.	RATIFICATION OF APPOINTMENT OF MADSEN ASSOCIATES, CPA’S INC. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTNG FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2010.

(Mark only one box)                                      FOR ☐                   AGAINST ☐                              ABSTAIN ☐

4.	APPROVAL OF THE DEEP WELL OIL & GAS, INC. STOCK OPTION PLAN.

(Mark only one box)                                      FOR ☐                   AGAINST ☐                              ABSTAIN ☐

PLEASE SIGN BELOW! Joint owners should each sign. When signing as proxy (attach evidence of authority), executor, administrator, trustee or guardian, please give full title as such.
Number of Shares held

Print name(s) in which shares are held

Signature of Stockholder	Signature of Stockholder

PROXY VOTING INSTRUCTIONS

Please indicate with an “X” in the appropriate boxes how you wish the proxy or proxies to vote or if you wish them to abstain from voting.

MAIL: Date, sign and mail your proxy card promptly in the pre-addressed envelope provided as soon as possible. For jointly owned shares, each owner should sign. If signing as attorney, executor, committee, trustee or guardian, please indicate the capacity in which you are acting.

APPENDIX “A”

STOCK OPTION PLAN

SECTION 1. GENERAL PROVISION

1.1  Purpose

The purpose of the Stock Option Plan (the "Plan") of Deep Well Oil & Gas, Inc. (herein called the "Corporation") is to advance the interests of the Corporation by:
         (A) providing Eligible Persons with additional incentive;
         (B) encouraging stock ownership by such Eligible Persons;
         (C) increasing their proprietary interest in the success of the Corporation;
         (D) encouraging them to remain with the Corporation or its Subsidiaries; and
         (E) attracting new employees, officers and directors.

Options issued under this Plan will not be Incentive Stock Options under Internal Revenue Code Section 422.

1.2  Administration

(A) The Plan shall be administered by the Board of Directors of the Corporation (the “Board”)

(B) Subject to the limitations of the Plan, the Board shall have the authority:
(i) to grant Options to acquire shares of common stock of the Corporation (the "Common Shares") to Eligible Persons;
(ii) to determine the terms, limitations, restrictions and conditions upon such grants;
(iii) to interpret the Plan and to adopt, amend and rescind such administrative guidelines and other rules and regulations relating to the Plan as it shall from time to time deem advisable; and
(iv) to make all other determinations and to take all other actions in connection with the implementation and administration of the Plan as it may deem necessary or advisable. The Board's guidelines, rules, regulations, interpretations and determinations shall be conclusive and binding upon the Corporation and all other persons.

(C) No Option shall be granted under the Plan unless recommended and approved by the Board.

1.3  Interpretation

For the purposes of the Plan, the following terms shall have the following meanings:

(A) "Code" means the United States Internal Revenue Code of 1986, as amended;

(B) "Eligible Person" means a director, senior officer or employee of, or a consultant or any other person providing services to, the Corporation or of any Subsidiary pursuant to a written contract;

(C) "Fair Market Value" means, subject to applicable exchange requirements, the last closing price for Common Shares on the date of reference on wherever the Corporation is listed, (presently the “Pink Sheets”), or if the Common Shares are not listed or admitted to trading on any exchange, as determined by any other appropriate method selected by the Board.

(D) “Insider” if used in relation to the Corporation, means:
(i) a director or senior officer of the Corporation,
(ii) a director or senior officer of a company that is an Insider or subsidiary of the Corporation,
(iii) a person that beneficially owns or controls, directly or indirectly, voting shares carrying more then 10% of the voting rights attached to all outstanding voting shares of the Corporation, or
(iv) the Corporation itself if it holds any of its own securities.

(E) "Option" means an option to acquire Common Shares granted under the Plan;

(F) "Participant" means an Eligible Person to whom Options have been granted;

(G) "Subsidiary" means any company that is a subsidiary of the Corporation as defined in section 424(f) of the Code;

(H) "Underlying Share" means a Common Share issuable upon the exercise of an Option; and

(I) "Year" with respect to any Option granted under the Plan means the period of 12 months commencing on the date of the granting of such Option or on any anniversary thereof.

Words importing the singular number only shall include the plural and vice versa and words importing the masculine shall include the feminine.

The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the State of Nevada.

1.4  Shares Reserved

All shares of the Corporation issued under the Plan shall be Common Shares in the capital stock of the Corporation. Options may be granted in respect of authorized and unissued Common Shares.

The maximum number of Common Shares which may be reserved for issuance under the Plan shall be no more than 10% of the Company’s issued and outstanding Common Shares, which number is subject to adjustment in accordance with the provisions of the Plan.

The aggregate number of Common Shares with respect to which Options may be vested to any one person (together with their associates) under this Plan, together with all other incentive plans of the Corporation in any one Year:
(A) shall not exceed 500,000 Common Shares, and
(B) in total shall not exceed 2% of the total number of common shares outstanding.

Any Common Shares subject to an Option that for any reason expires without having been exercised, shall again be available for grants under the Plan. No fractional shares shall be issued, and the Board may determine the manner in which fractional share value shall be treated.

In the event of any change in the outstanding Common Shares by reason of any stock dividend or split, recapitalization, merger, arrangement, consolidation, combination or exchange of shares, or other corporate change, or in the event of any issue of rights pursuant to a shareholder rights plan or other similar plan, the Board shall make, subject to the prior approval of any relevant stock exchange, appropriate substitution or adjustment in:

(A) the number or kind of shares or other securities reserved for issuance pursuant to the Plan; and

(B) the number and kind of shares subject to unexercised Options theretofore granted and in the Exercise Price of such Options; provided, however, that no substitution or adjustment shall obligate the Corporation to issue or sell fractional shares. In the event of the reorganization of the Corporation or the amalgamation, merger or consolidation of the Corporation with another corporation, or the payment of a special or extraordinary dividend, the Board may make such provision for the protection of the rights of Participants as the Board in its sole discretion deems appropriate.

1.5  Non-Exclusivity

Nothing contained herein shall prevent the Corporation from adopting other or additional compensation arrangements, subject to any required approval.

1.6  Amendment and Termination

No Option shall be granted hereunder after October 31, 2015; provided, however, that the Board of Directors may at any time prior to that date amend, suspend or terminate the Plan or any portion thereof. No such amendments, suspension or termination shall alter or impair any Options or any rights pursuant thereto granted previously to any Participant without the consent of such Participant. Any reduction in the exercise price of Options held by Insiders at the time of the proposed amendment requires disinterested shareholder approval. In the event of termination of the Plan, the provisions of the Plan and any administrative guidelines, and other rules and regulations adopted by the Board and in force at the time of the Plan termination shall continue in effect during such time as an Option or any rights pursuant thereto remain outstanding.

1.7  Compliance with Legislation

The Board may postpone the exercise of any Option or the issue of any Underlying Shares pursuant to the Plan for such time as the Board in its discretion may deem necessary in order to permit the Corporation to effect or maintain registration of the Plan or the Common Shares issuable pursuant thereto under the securities laws of any applicable jurisdiction, or to determine that such shares and the Plan are exempt from such registration. The Corporation shall not be obligated by any provision of the Plan or grant thereunder to sell or issue Common Shares in violation of the law of any government or exchange having jurisdiction therein. In addition, the Corporation shall have no obligation to issue any Common Shares pursuant to the Plan unless such Common Shares shall have been duly listed, upon official notice of issuance, with a stock exchange on which such Common Shares are listed for trading.

1.8  Acceleration of Exercisability of Options Upon Occurrence of Certain Events.

The Board may, in its discretion, provide in the case of any Option granted under the Plan that, in connection with any merger, arrangement or consolidation which results in the holders of the outstanding voting securities of the Corporation (determined immediately prior to such merger or consolidation) owning, directly or indirectly, less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Corporation of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Corporation, such Option shall become exercisable in full or part, notwithstanding any other provision of the Plan or of any outstanding Options granted thereunder, on and after

(A) the fifteenth day prior to the effective date of such merger, arrangement, consolidation, sale, transfer or acquisition or

(B) the date of commencement of such tender offer or exchange offer, as the case may be.

SECTION 2. OPTIONS

2.1  Grants

Subject to the provisions of the Plan, the Board shall have the authority to determine the limitations, restrictions and conditions, if any, in addition to those set forth in Section 2.3 hereof, applicable to the exercise of an Option, including, without limitation, the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of the Underlying Shares, and the nature of the events, if any, and the duration of the period in which any Participant's rights in respect of the Underlying Shares may be forfeited. An Eligible Person may receive Options on more than one occasion under the Plan and may receive separate Options on any one occasion. At the date of grant of any option hereunder, the Eligible Person must be a bona fide director, officer, employee, consultant (or other person providing services) of the Corporation or its Subsidiaries.

2.2  Option Exercise Price

The Board shall establish the exercise price ("Exercise Price") of each Option at the time such Option is granted, which shall not be less than the Fair Market Value of a Common Share on the date of grant of such Option.

The Exercise Price shall be subject to adjustment in accordance with the provisions of Section 1.4 hereof.

2.3  Exercise of Options

(A) The Board shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (including, without limitation, cash, Common Shares, or other property, or any combination thereof, having a value on the exercise date equal to the relevant Exercise Price) in which payment of the Exercise Price may be made or deemed to have been made. The Board may provide for the receipt, without payment by the Participant, of an amount per Option (the "Growth Amount") equal to the difference between the Exercise Price of the Option and the Fair Market Value of the Common Shares, which Growth Amount, at the election of the Participant, will be payable either in cash or by the issuance by the Corporation to the Participant of that number of Common Shares calculated by dividing the Growth Amount by the Fair Market Value of a Common Share.

(B) Options shall not be exercisable later than 5 years after the date of grant.

(C) The Board may determine when any Option shall become exercisable and may determine that the Option can be exercisable in installments.

(D) Except as otherwise determined by the Board:

(i) If a Participant ceases to be an Eligible Person as a result of termination for cause (as such term is defined at common law), no Option held by such Participant may be exercised following the date on which such Participant ceased to be an Eligible Person;
(ii) If a Participant ceases to be an Eligible Person for any reason other than termination for cause or death, any vested Option held by such Participant may continue be exercised by the Participant to and until the earlier of:
(a) the applicable expiration of the Option Period in respect of such Option; and

(b) the period after the date on which such Participant ceases to be an Eligible Person that is permitted by the applicable laws, policies, rules and regulations of any stock exchange upon which the Underlying Shares are then listed, posted and/or quoted for trading.; and

(iii) in the event of death, the heirs, administrators or legal representatives of a Participant may exercise the Participant's Options within twelve months after the date of the Participant's death to the extent such Options were by their terms exercisable prior to his death or within the period of twelve months following his death; but for greater certainty no Option shall be exercisable after its stated termination date. In the event that the heirs, administrators or legal representatives of a Participant who has died exercises the Participant's Option in accordance with the terms of the Plan, the Corporation shall have no obligation to issue the Common Shares until evidence satisfactory to the Corporation has been provided by such heirs, administrators or legal representatives that such heirs, administrators or legal representatives are entitled to acquire the Common Shares under the Plan.

(E) Except as provided in Section 2.3(d), or as otherwise provided in the applicable Option Agreement, during the lifetime of a Participant, Options held by such Participant shall be exercisable only by him and no Option shall be transferable other than by will or the laws of descent and distribution.

(F) Each Option shall be confirmed by an agreement (an "Option Agreement") executed by the Corporation and by the Participant.

(G) If, as and when any Common Shares have been duly issued upon the exercise of an Option and in accordance with the terms of such Option and the Plan, such Underlying Shares shall be conclusively deemed allotted as fully paid and non-assessable shares of the Corporation.

(H) Options may not be exercised for fewer than 1000 Common Shares at any one time, unless the Participant holds Options for less than 1000 Underlying Shares.

SECTION 3. APPROVAL

3.1  Approval

The Plan was approved by the Board of Directors on November 28, 2005, and is anticipated to approved by the stockholders of the Corporation at its next General Meeting of Stockholders. Prior to receipt of stockholder approval, no options granted to any person under this plan may be exercised.

SECTION 4. MISCELLANEOUS

4.1  Withholding

It shall be a condition to the obligation of the Corporation to issue Common Shares upon exercise of an Option that the Participant (or any beneficiary, transferee or person entitled to act under Sections 2.3(d) or 2.3(e) hereof) pay to the Corporation, upon its demand, such amount as may be requested by the Corporation for the purpose of satisfying any liability to withhold federal, state or local income or other taxes. If the amount requested is not paid, the Corporation may refuse to issue such Common Shares.

4.2  Issuance of Certificates; Legends

Common Shares duly acquired under the terms of an Option shall be registered in the name of the Participant and a share certificate representing the number of such Common Shares shall be issued in the name of the Participant, his or her legal representatives or as he, she or they may direct. The Corporation may endorse such legend or legends upon the certificates for Common Shares issued upon the exercise of an Option granted hereunder and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as, in its absolute discretion, it determines to be necessary or appropriate.

4.3  Correction of Defects, Omissions, and Inconsistencies

The Board may correct any defect, supply any omission, or reconcile any inconsistency in this Plan in the manner and to the extent it shall deem desirable to carry this Plan into effect, subject to applicable regulatory approval if any.

4.4  Other Actions

Nothing contained in this Plan shall be construed to limit the authority of the Corporation to exercise its corporate rights and powers, including but not by way of limitation, the right of the Corporation to grant Options for proper corporate purposes other than under the Plan with respect to any other person, firm, corporation or association.

The Plan was adopted by the Board on November 28, 2005